Exhibit 10.2

October 26, 2023

Dear Ken,

This letter agreement (this “Letter Agreement”) memorializes our discussions and agreement concerning certain modifications to (a) the Employment Agreement, entered into as of June 1, 2022, by and among CapStar Financial Holdings (the “Company”), CapStar Bank (the “Bank”) and you (the “Employment Agreement”) and (b) the Change in Control Continuity Agreement, entered into as of June 1, 2022, by and among the Company, the Bank and you (the “CIC Agreement”).

1. Amendment to Severance Multiple. For purposes of both the Employment Agreement and the CIC Agreement, the term “Severance Multiple” is hereby amended and restated as follows:

“Severance Multiple” shall mean one and one-half (1.5).

2. Miscellaneous. This Letter Agreement constitutes an amendment of the Employment Agreement and the CIC Agreement. Except as provided herein, the Employment Agreement and the CIC Agreement shall continue to apply in accordance with their respective terms.

[Signature Page Follows]

Please indicate your agreement with the foregoing terms of this Letter Agreement by signing where indicated below.

Sincerely,

CAPSTAR FINANCIAL HOLDINGS

By:	/s/ Timothy K. Schools
Name:	Timothy K. Schools
Title:	President and CEO

CAPSTAR BANK

By:	/s/ Timothy K. Schools
Name:	Timothy K. Schools
Title:	President and CEO

Acknowledged and Agreed:

/s/ Ken Webb
Ken Webb

[Signature Page to Letter Agreement]